Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-199173 on Form S-8 and No. 333-237772 on Form S-3 of our report dated March 19, 2021, relating to the financial statements of CV Sciences, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

 /s/ DELOITTE & TOUCHE LLP

San Diego, California
March 19, 2021